EXHIBIT 10.5
                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement"), commencing as of the 24th day of June, 1999, is entered into between MegaMedia Networks, Inc., a Delaware Corporation (the "Company"), and John P. Chambers, Jr., (the "Employee").

                                     RECITAL

         WHEREAS, the Company desires to employ the Employee and the Employee desires to be employed by the Company upon the terms and subject to the conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the Recital and of the mutual promises set forth in this Agreement, the Company and the Employee agree as follows:

                                    AGREEMENT

1. EMPLOYMENT. The Company employs the Employee as the Chief Technology Officer and he shall coordinate all of Employer's technical operations, new product development and implementation of Internet related software and hardware, management of third party vendor support, relations and alliances, and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

2. TERM. The term of this Agreement shall be two (2) years, commencing on June 24, 1999, and ending on June 23, 2001, subject to earlier termination pursuant to the provisions of Section 9.

3. DUTIES. During the term of this Agreement, subject to the direction of the Board of Directors of the Company, the Employee shall serve in the capacities set forth in Section 1 hereof. The Employee shall devote his full business time and energies to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote the interests of the Company and to diligently and competently perform his duties.

4. COMPENSATION, STOCK OPTIONS AND BENEFITS:

         A. Executive Compensation. Simultaneous with the execution of this Agreement, Employee shall receive an annual salary of $105,000 (one hundred five thousand dollars).

         B. Upon execution of this Agreement, the Company shall place into escrow 100,000 shares of fully paid, non-assessable, common stock of the Company at a cost of $.01 par value per share for the benefit of Executive. Said shares shall be held in escrow with Christopher Flannery, Esq., a duly licensed attorney who practices law in the Commonwealth of Pennsylvania. An Escrow Agreement, establishing the terms and conditions of escrow and confirming the receipt of the 100,000 shares in escrow shall be provided to Executive herewith as Exhibit A. Provided that Executive has not voluntarily terminated his employment (other than for "constructive discharge" as defined in paragraph 9C and provided that Executive's employment has not been terminated "for cause" as defined in paragraph 9D, prior to June 23, 2000, title to the 100,000 shares shall vest in Executive on the earliest to occur of the following:
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                 i.   June 23, 2000;
                 ii.  Executive's death;
                 iii. Executive's permanent disability;
                 iv.  Termination of the Executive by the Company without cause;
                 v. A "change in control" of the Company, which shall be defined as (i) a sale, merger or other business combination which results in transfer to a third party of an ownership interest of greater than 50% of the Company or any successor entity to the Company prior to June 23, 2000., (ii) a sale of all or substantially all of the Company's assets, prior to June 23, 2000.

                 Upon vesting and upon payment to the escrow agent of the stated par value for the 100,000 shares, a Certificate or Certificates evidencing same shall be promptly delivered to Executive.

         C. Upon execution of this Agreement, the Company shall issue to Executive one Stock Option Agreement as set forth in Exhibit B, attached here to and incorporated herein by reference, providing Executive conditional rights to purchase up to 100,000 shares of fully paid, non-assessable common stock of the Company.

         D. Promptly upon Executive's vesting of stock option rights as provided in the Stock Option Agreements, the Company shall provide Executive with a Notice of Vesting confirming such vesting of option rights. The Notice of Vesting shall set forth the date of vesting, the number, exercise price and term of the option rights that have vested in Executive. The stock that is subject to the purchase rights and options referenced herein shall not be subject to any dilution as to percentage of ownership, that differs from any dilution of percentage of ownership that may be from time to time be appropriately approved and undertaken by the Company and that is applicable to all issued and outstanding stock of the Company. Executive shall also be entitled to participate in the Employer's standard stock option and benefit programs as may be generally available to Executives, including 401-K programs. All shares acquired by Executive under these provisions will be subject to statutory restrictions, registration and lockup agreements as Employer may reasonably require of its Executives.

         E. Benefits. During the term of this Agreement, the Employee shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof such medical, insurance, pension, retirement, life insurance, profit sharing and other fringe benefit plans or policies as the Company may make available to, or have in effect for, its other senior Employee employees generally from time to time. The Company retains the right to terminate or alter any such plans or policies from time to time. Participation of Employee's family in medical insurance plans may be elected at Employee's expense.

         F. Reimbursement of Business Expenses. During the term of this Agreement, upon submission of appropriate supporting documentation, the Employee shall be reimbursed by the Company for all reasonable business expenses actually and necessarily incurred by the Employee on behalf of the Company in connection with the performance of services under this Agreement.

         G. Reimbursement of Other Expenses. During the term of this Agreement, the Employee shall receive a monthly auto allowance of $400.00 per month and shall participate in any other reimbursements (ie. cellular phone, pager, etc.) offered to other senior Employees.

         H. Vacation. During the term of this Agreement Employee shall be eligible for fifteen (15) days paid vacation per year. No vacation days will be cumulative and they will not carry over from year to year.

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         I. Sick Leave. Employee will be eligible for 5 paid sick days per year.
Paid sick days can be used for any purpose during the Employee year. No sick days will be cumulative and they will not carry over from year to year.

5. REPRESENTATION OF EMPLOYEE: The Employee represents and warrants that he is not a party to, or bound by, any agreement or commitment, or subject to any restriction, including but not limited to agreements related to previous employment containing confidentiality or noncompete covenants, which in the future may have a possibility of adversely affecting or interfering with the business of the Company, the full performance by the Employee of his duties under this Agreement or the exercise of his best efforts hereunder.

6. CONFIDENTIALITY:

         A. Confidential Information. The Employee acknowledges that as a result of his employment and engagement with the Company, the Employee will have knowledge of and access to, all proprietary and confidential information of the Company, including, without limitation, all "Confidential Information" (as defined herein), and that such information, even though it may be contributed, developed or acquired by the Employee, and whether or not the foregoing information is actually novel or unique or is actually known by other, constitutes valuable assets of the Company developed at great expense which are the exclusive property of the Company or its affiliates. Accordingly, the Employee shall not, at any time, either during or subsequent to the term of this Agreement, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity (a "person"), any of the Confidential Information without the prior written consent of the Company's Board of Directors, except to responsible officers and employees of the Company and other responsible persons who are in contractual or fiduciary relationship with the Company and who have a need for such information for purposes in the best interests of the Company, and except for such information which is or becomes generally available to the public other than as a result of an unauthorized disclosure by the Employee. The Employee acknowledges that the Company would not enter into this Agreement without the covenants set forth in Sections 6, 7 and 8 of this Agreement and that such covenants are given as an integral part of and incident to this Agreement. As used in this Agreement, "Confidential Information" shall mean any and all studies, plans, reports, surveys, analysis, sketches, drawings, specifications, notes, records, memoranda, computer-generated data, computer programs, algorithms, or documents, and all other nonpublic information relating to the business activities of the Company, including, without limitation, all methods, processes, techniques, equipment, research data, experiments, marketing and sales information, personnel data, customer lists, pricing data, employee lists, supplier lists, merchandising systems, financial data, trade secrets, and the like which presently or, in the future, are in the possession of the Company. Said Confidential Information may be in either human or computer readable form, including, but not limited to, software, source code, hex code, or any other form.

         B. Return of Confidential Information. Upon the termination of the Employee's employment and engagement with the Company, the Employee shall promptly deliver to the Company all manuals, letters, notes, notebooks, reports and copies thereof and all other materials relating to the Company's business, including without limitation any materials incorporating Confidential Information, which are in the Employee's possession or control.

7. NONCOMPETITION: The Employee acknowledges that his services to be rendered hereunder are of a special and unusual character and have a unique value to the Company, the loss of which cannot be adequately compensated by damages in any court of law. In view of the unique value to the Company of

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the services of the Employee, the Employee hereby covenants and agrees that so long as he remains employed or engaged by the Company (whether under this Agreement or any other written or oral agreement or arrangement) and for a period of two (2) years after the termination or expiration of any such employment or engagement for any reason whatsoever other than that set forth in Sections 9(b) or 9(d) hereof, the Employee shall not directly or indirectly engage in or have an active interest in, anywhere in the world, alone or in association with others, as principal, officer, agent, employee, consultant, independent contractor, director, partner or stockholder, or through the investment of capital, lending of money or property, rendering of services or otherwise, in any business competitive with the business engaged in by the Company, the Employee hereby acknowledging that the company conducts business and distributes its products, or contemplates conducting business and distributing its product, on a worldwide basis; provided, however, that his
Section 9 shall not prevent the Employee from acquiring, solely as an investment and through market purchases, up to ten percent (10%) of the securities of any issuer that are registered under Section 12 (b) or 12 (g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System. During the same period, the Employee shall not, and shall not permit, cause or authorize any of his employees, agents or others under his control to, directly or indirectly, on behalf of himself or any other Person, to recruit or otherwise solicit or induce any person who is an employee of; or otherwise engaged by, the Company or any successor to the business of the Company or any affiliate of the Company to terminate his or her employment or other relationship with the Company or such successor or affiliate during the preceding two (2) years. The Employee shall not at any time, directly or indirectly, use or purport to authorize any Person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used at any time by the Company or any affiliate in connection with any product or service, whether or not such use would be in a business competitive with that of the Company. This Restrictive Covenant on the part of the Employee is given and made by the Employee to induce MegaMedia to employ the Employee and to enter into this Employment Agreement with the Employee, and the Employee hereby acknowledges the sufficiency of the consideration for this Restrictive Covenant.

         This Restrictive Covenant shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Employee against MegaMedia, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by MegaMedia of this Restrictive Covenant. MegaMedia has fully performed all obligations entitling it to this Restrictive Covenant, and this Restrictive Covenant therefore is not executory or otherwise subject to rejection under the Bankruptcy Code. This Restrictive Covenant is a reasonable and necessary restraint of trade and does not violate the Sherman Antitrust Act, the Florida Antitrust Act, or the common law; it is supported by valid business interests, including the protection of MegaMedia trade secrets and confidential business information and the protection of MegaMedia's relationships with its customers and prospective customers, and the two (2) ear restriction is essential to the full protection of those valid business interests. If any portion of this Restrictive Covenant is held by a court of competent jurisdiction to be unreasonable, arbitrary, or against public policy for any reason, this Restrictive Covenant shall be considered divisible as to line of business, time, and geographic area; if a court of competent jurisdiction should determine the specified lines of business, the specified period, or the specified geographic area to be unreasonable, arbitrary, or against public policy for any reason, a narrower line of business, a lesser period, or a smaller geographic area that is determined to be reasonable, non-arbitrary, and not against public policy for any reason, may be enforced by MegaMedia against the Employee.

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8. REMEDIES: MegaMedia and the Employee agree that, in the event of a breach by the Employee of the Restrictive Covenants set forth in Paragraphs 6 and 7, above, such a breach would irreparably injure MegaMedia and would leave MegaMedia with no adequate remedy at law, and MegaMedia and the Employee further agree that, if legal proceedings (including arbitration proceedings) should have to be brought by MegaMedia against the Employee to enforce the Restrictive Covenant, MegaMedia shall be entitled to all available civil remedies, including without limitation:

         A. Preliminary and permanent injunctive relief restraining the Employee from violating, directly or indirectly, either as an individual on his or her own account or as a partner, joint venturer, Employee, agent, salesman, contractor, officer, director, or stockholder or otherwise, the restrictions of Paragraph 6 and 7, above;

         B. Attorneys' fees in the trial and appellate courts and in all arbitration proceedings; and

         C. Costs and expenses of investigation, litigation, and arbitration, including expert witness fees, deposition costs (appearance fees and transcript charges) , injunction bond premiums, travel and lodging expenses, arbitration fees and charges, and all other reasonable costs and expenses.

         Nothing in this Employment Agreement shall be construed as prohibiting MegaMedia from pursuing any other legal or equitable remedies available to it for breach or threatened breach of the Restrictive Covenants.

         If the Employee violates the Restrictive Covenants, directly or indirectly, either as an individual on his or her own account or as a partner, joint venturer, Employee, agent, salesman, contractor, officer, director, or stockholder or otherwise, any and all sales of services by the Employee (or the partnership, joint venture, corporation, or other entity with which he or she is associated) in competition with the services of MegaMedia shall be conclusively presumed to have been made by MegaMedia but for the violation of the Restrictive Covenant.

         Should legal proceedings (including arbitration proceedings) have to be brought by MegaMedia against the Employee to enforce the Restrictive Covenants, the period of restriction shall be deemed to begin running on the date of entry of an order granting MegaMedia preliminary injunctive relief and shall continue uninterrupted for the next succeeding two (2) years; the Employee acknowledges that such purposes and effect would be frustrated by measuring the period of restriction from the date of termination of employment where the Employee failed to honor the Restrictive Covenant until directed to do so by court order. MegaMedia and the Employee agree that, if MegaMedia is granted preliminary injunctive relief under this Agreement, an injunction bond of no more than $5,000 shall be sufficient to indemnify the Employee for any costs or damages that he or she might incur if the Court ultimately determines that the Employee was wrongfully enjoined. If the Employee breaches any of the provisions of Sections 6 or 7, in addition to its other rights and remedies, the Company shall have the right to require the Employee to account for any pay over to the Company all compensation, profits, money, accruals and other benefits derived or received, directly or indirectly, by the Employee from the action constituting such breach.

9. TERMINATION: This Agreement may be terminated prior to the expiration of the term set forth in Section 2 upon the occurrence of any of the events set forth in, and subject to the terms of; this Section 9.

         A. Death. This Agreement will terminate immediately and automatically upon the death of the Employee.

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         B. Disability. This Agreement may be terminated at the Company's option, immediately upon written notice to the Employee, if the Employee shall suffer a permanent disability. For the purposes of this Agreement, the term "permanent disability" shall mean the Employee's inability to perform his duties under this Agreement for a period of 120 consecutive days or for an aggregate of 180 days, whether or not consecutive, in any twelve (12) month period, due to illness, accident or any other physical or mental condition, as determined by the Board of Directors of the Company.

         C. Cause. This Agreement may be terminated at the Company's option, immediately upon notice to the Employee, upon: (i) gross negligence or willful misconduct of the Employee in connection with the performance of his duties under this Agreement of Employee's willful refusal to perform any of his duties or responsibilities required pursuant to this Agreement; or (ii) fraud, criminal conduct (as evidenced by the conviction of the Employee for any criminal action) or embezzlement by the Employee.

         D. Without Cause. This Agreement may be terminated at the Company's option without cause immediately upon notice to the Employee. In the event the Company elects to terminate this Agreement without cause pursuant to this subsection, the Company shall pay to Employee as wages in lieu of notice $52,500.00 payable $1,050,00 per week over a period of 50 weeks commencing seven
(7) days after notice of termination. Simultaneous with the receipt of the first installment of the wages in lieu of notice and as a condition to the receipt thereof, the Employee shall deliver to the Company a general release in form acceptable to the Company releasing the Company from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown, relating to the Company which ever existed, then existed, or may thereafter exist, by reason of the termination of this Agreement without cause, except payment of the $52,500.00 wages in lieu of notice.

         E. Effect of Termination. In the event of any termination under this
Section 9, the Company shall have no further obligation under this Agreement to make any payment to, or bestow any benefits on, the Employee from and after the date of the termination other than payments or benefits accrued and due and payable to him prior to the date of the termination and the stock purchase rights due if any, and any vested stock option rights.

10. INVENTIONS, IDEAS, PROCESSES, AND DESIGNS: All inventions, ideas, processes programs, software, and designs (including all improvements) (i) conceived (whether or not actually conceived during regular business hours) or made by the Employee during the course of his or her employment with MegaMedia and for a period of six (6) months subsequent to the termination of such employment with MegaMedia, and (ii) related to the business of MegaMedia, shall be disclosed in writing promptly to MegaMedia and shall be the sole and exclusive property of MegaMedia. The Employee shall cooperate with MegaMedia and its attorneys in the preparation of patent and copyright applications for such developments and shall promptly assign all such inventions, ideas, processes, and designs to MegaMedia. The decision to file for patent or copyright protection or to maintain such development as a trade secret shall be in the sole discretion of MegaMedia, and the Employee shall be bound by such decision. The Employee shall provide, on the back of this Employment Agreement, a complete list of all inventions, ideas, processes, and designs, if any, patented or unpatented, copyrighted or uncopyrighted, including a brief description, which he or she made or conceived prior to his or her employment with MegaMedia and which therefore are excluded from the scope of this Agreement.

11. CONSIDERATION. The Employee expressly acknowledges and agrees that the execution by MegaMedia of this Employment Agreement constitutes full, adequate, and sufficient consideration to the

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Employee from MegaMedia for the duties, obligations, and covenants of the
Employee under this Agreement, including, by way of illustration and not by way of limitation, the agreements, covenants, and obligations of the Employee under Paragraphs 6 and 7 of this Agreement. MegaMedia expressly acknowledges and agrees similarly with respect to the consideration received by it from the Employee under this Agreement.

12. INDEBTEDNESS. If, during the course of the Employee's employment under this Employment Agreement, the Employee becomes indebted to MegaMedia for any reason, MegaMedia may, if it so elects, set off any sum due to MegaMedia from the Employee and collect from the Employee any remaining balance.

13. TRAINING EXPENSES. MegaMedia shall pay for all reasonable training expenses incurred by the Employee while he or she is employed under this Employment Agreement.

14. CONSENT TO PERSONAL JURISDICTION AND VENUE; WAIVER OF JURY TRIAL. The Employee hereby consents to personal jurisdiction and venue, for any action brought by MegaMedia arising out of a breach or threatened breach of this Employment Agreement, exclusively in the United States District Court for the Middle District of Florida, Orlando Division, or in the circuit court in and for Orange County, Florida; the Employee hereby agrees that any action brought by him or her, alone or in combination with others, against MegaMedia, whether arising out of this Agreement or otherwise, shall be brought exclusively in the United States District Court for the Middle District of Florida, Orlando Division, or in the Circuit Court in and for Hillsborough County, Florida. The Employee hereby agrees that any controversy which may arise under this Agreement would involve complicated and difficult factual and legal issues. Therefore, if a court of law determines for any reason that the arbitration clause of Paragraph 15 of this Agreement is unenforceable, then any action brought by MegaMedia against the Employee or brought by the Employee, alone or in combination with others, against MegaMedia, whether arising out of this Agreement or otherwise, shall be determined by a Judge sitting without a jury.

15. ARBITRATION. All controversies, claims, disputes, and matters in question arising out of, or related to, this Employment Agreement or the breach of this Agreement, or the relations between the signatories to this Agreement, shall be decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The signatories agree that the arbitration shall take place exclusively in Orlando, Florida, and shall be governed by the substantive law of the state of Florida. Any award rendered by the arbitrator shall be final, and final judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof, including a federal district court, pursuant to the Federal Arbitration Act. The arbitrator may grant MegaMedia injunctive relief, including mandatory injunctive relief, to protect the rights of MegaMedia, but the arbitrator shall not be limited to such relief. This arbitration provision shall not preclude MegaMedia from seeking temporary or preliminary injunctive relief in a court of law to protect its rights, nor shall the filing of such an action constitute any waiver by MegaMedia of its right to arbitrate. In connection with the arbitration of any dispute between the signatories to this Agreement, each signatory may utilize all methods of discovery authorized by the Federal and Florida Rules of Civil Procedure.

16. SERVICE OF PROCESS-MEGAMEDIA. If the Employee institutes legal proceedings (including arbitration proceedings) against MegaMedia, the signatories to this Employment Agreement agree that service of process by registered and certified U.S. mail of the complaint and summons to the national headquarters of MegaMedia, currently located at 57 West Pine Street, Orlando, Florida 32801, is reasonably calculated to apprise MegaMedia of any legal proceedings (including arbitration proceedings) instituted against it by the Employee. The above-described method for service of process shall not

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constitute the consent by MegaMedia to the exercise of personal jurisdiction by any court except the United States District Court for the Middle District of Florida, Orlando Division or the Circuit Court for Hillsborough County, Florida, in connection with any controversy or dispute between the signatories to this Agreement.

17. SERVICE OF PROCESS-EMPLOYEE. If MegaMedia institutes legal proceedings (including arbitration proceedings) against the Employee, the parties agree that, except as provided below, MegaMedia shall serve process by process server upon the Employee at his or her last known residence address located in the United States. The Employee shall notify MegaMedia in writing of any change in his or her residence address within ten (10) calendar days of the change. If the Employee changes his or her U.S. residence address and fails to notify MegaMedia in writing within ten (10) calendar days of the change, the signatories agree that the following specified method of service of process is reasonably calculated to reach the Employee and to apprise the Employee of the legal proceedings instituted by MegaMedia:

         MegaMedia shall (i) serve copies of the summons and complaint by certified and registered U.S. Mail to the Employee's last known residence located in the United States and (ii) place a public notice in a newspaper of general circulation in the geographic area of the Employee's last known residence address for a period of two consecutive weeks following commencement (i.e., filing) of the proceedings. The Employee expressly acknowledges that the above-described method for service of process is (i) reasonably calculated to apprise him or her of any legal proceedings (including arbitration proceedings) instituted against him by MegaMedia and (ii) sufficient for the court issuing the summons or the American Arbitration Association to exercise personal jurisdiction over him or her.

18. ACKNOWLEDGMENTS. The Employee hereby acknowledges that he or she has been provided with a copy of this Employment Agreement for review prior to signing it, that he or she has been given the opportunity to have this Agreement reviewed by his or her own attorney prior to signing it, that he or she understands the purposes and effects of this Agreement, and that he or she has been given a signed copy of this Agreement for his or her own records. The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated between both of the parties hereto and their respective legal counsel and that both parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof.

19. WAIVER. The waiver by MegaMedia of a breach or threatened breach of this Employment Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee. The refusal or failure of MegaMedia to enforce the Restrictive Covenant of Paragraph 7 or the prohibitions of Paragraph 6 of this Agreement (or any similar agreement) against any other Employee, agent, or independent contractor, for any reason, shall not constitute a defense to the enforcement by MegaMedia of the Restrictive Covenant of Paragraph 7 or the prohibitions of Paragraph 6, nor shall it give rise to any claim or cause of action by such Employee, agent, or independent contractor or consultant against MegaMedia.

20. INDEMNIFICATION. The Company shall indemnify Executive to the fullest extent permitted by applicable law against damages and expenses (including fees and disbursements of counsel) in connection with his status or arising out of the ordinary and proper conduct of his duties as an employee or officer of the Company.

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21.      MISCELLANEOUS.

         A. Entire Agreement. This Employment Agreement, together with Exhibits A and B specifically supersedes and replaces all prior Employment Agreements between the parties and constitutes the entire agreement between its signatories pertaining to the subject matters of the Agreement, and it supersedes all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the signatories in connection with the subject matters of the Agreement. Except as otherwise herein provided, no covenant, representation, or condition not expressed in this Agreement, or in an amendment made and executed in accordance with the provisions of the subparagraph (b) of this paragraph, shall be binding upon the signatories or shall affect or be effective to interpret, change, or restrict the provisions of this Agreement.

         B. Amendments. No change, modification, or termination of any of the terms, provisions, or conditions of this Employment Agreement shall be effective unless made in writing and signed or initialed by all signatories to this Agreement.

         C. Governing Law. This Employment Agreement shall be governed and construed in accordance with the statutory and decisional law of the State of Florida governing contracts to be performed in their entirety in Florida.

         D. Separability. If any paragraph, subparagraph, or provision of this Employment Agreement, or the application of such paragraph, subparagraph, or provision, is held invalid by a court of competent jurisdiction, the remainder of the Agreement, and the application of such paragraph, subparagraph, or provision to persons or circumstances other than those with respect to which it is held invalid, shall not be affected.

         E. Headings and Captions. The titles and captions of paragraphs and subparagraphs contained in this Employment Agreement are provided for convenience of reference only, and they shall not be considered a part of this Agreement for purposes of interpreting or applying this Agreement; such titles or captions are not intended to define, limit, extend, explain, or describe the scope or extent of this Agreement or any of its terms, provisions, representations, warranties, or conditions in any manner or way whatsoever.

         F. Continuance of Agreement. The rights, responsibilities, and duties of the signatories to this Employment Agreement, and the covenants and agreements contained in this Agreement, shall continue to bind the signatories, shall continue in full force and effect until each and every obligation of the signatories pursuant to this Agreement (and any document or agreement incorporated hereby by reference) shall have been fully Performed, and shall be binding upon the successors and assigns of the signatories.

         G. Successors and Assigns. Neither party shall have the right to assign this personal Agreement, or assign any rights or delegate any obligations hereunder, without the consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company, this Agreement shall inure to the benefit of; and be binding upon, both Employee and the company purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other company were the Company. Subject to the foregoing, this Agreement shall inure to the benefit of; and be binding upon, the parties hereto and their legal representatives, heirs, successors and assigns.

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         H. Additional Acts. The Employee and the Company each agrees to execute, acknowledge and deliver and file, or cause to be executed, acknowledged and delivered and filed, any and all further instruments, agreements or documents as may be necessary or expedient in order to consummate the transactions provided for in this Agreement and do any and all further acts and things as may be necessary or expedient in order to carry out the purposes and intent of this Agreement.

         I. Notices. Any notice or other communication under this Agreement, other than as provided above, shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set for the below (or at such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given when actually received or (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery, (b) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise.

                  To the Company:   MegaMedia Networks, Inc.
                                    57 West Pine Street
                                    Orlando, Florida 32801
                                    Attn: Law Department

                  To the Employee:


         J. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, will constitute one and the same agreement. Any facsimile version of a manually executed signature page delivered by one party to the other shall be deemed manually executed and delivered original.


 /s/                                   /s/ William A. Mobley, Jr.
------------------------------         ----------------------------------------
Witness                                MegaMedia Networks, Inc.           Date
                                       By William A. Mobley, Jr., President


/s/                                    /s/ John P. Chambers, Jr.
------------------------------         ----------------------------------------
Witness                                Employee - John P. Chambers, Jr.   Date



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